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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


    We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of Textron Financial Corporation for the registration of debt securities of Textron Financial Corporation and guaranteed debt securities of Textron Financial Canada Funding Corporation and to the incorporation by reference therein of our report dated February 13, 2006, with respect to the consolidated financial statements of Textron Financial Corporation, Textron Financial Corporation's management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Textron Financial Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP

Boston, Massachusetts
November 16, 2006